UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2005
BANCTRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification Number)

100 St. Joseph Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

(251) 431-7800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 7, 2005, BancTrust Financial Group, Inc. issued a press release announcing that it had entered into a Stock Purchase Agreement with respect to the sale of Sweet Water State Bank to Tombigbee Bancshares, Inc. The Agreement was entered into on April 7, 2005. A copy of the press release is filed herewith as Exhibit 99.1.

Tombigbee Bancshares, Inc. is a new corporation formed by certain of the directors and management of Sweet Water State Bank for the purpose of this acquisition. The Agreement contains the following terms and conditions which are material to BancTrust:

- The purchase price is $7 million for all of the issued and outstanding shares of Sweet Water State Bank. $500 thousand of this amount consists of a dividend to be paid by Sweet Water State Bank to BancTrust prior to closing. The balance of $6.5 million will be paid by Tombigbee at closing.

- Certain of the individual principals of Tombigbee are personally guaranteeing the obligations of Tombigbee through closing.

- BancTrust has agreed that it and its affiliates will refrain from directly or indirectly organizing or acquiring a commercial bank or thrift or establishing or acquiring a branch of a commercial bank or thrift in Sweet Water, Linden, Thomasville, or Grove Hill, Alabama, and from soliciting for employment any employee of Sweet Water State Bank, or specifically targeting or soliciting any current customers of Sweet Water State Bank, for a period of eighteen months from the Closing Date.

- Tombigbee has agreed not to allow a change of control of itself, or Sweet Water State Bank, other than by reason of death and transfer by will or intestacy of stock of Tombigbee, for a period of eighteen months from the Closing Date.

- BancTrust and Tombigbee have each agreed to make an election under Section 338(h)(10) of the Internal Revenue Code so that this transaction will be treated as an asset sale for federal income tax purposes.

- The Agreement contains customary representations and warranties and indemnification provisions, as well as a termination fee of $100,000, which would be paid by a party whose breach of the Agreement resulted in its termination.

- Closing is subject to various customary conditions, including approval by the Board of Governors of the Federal Reserve and the Alabama State Banking Department.

Item 9.01.	Exhibits

99.1 Press Release issued by the Registrant on April 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on it on its behalf by the undersigned, thereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.
DATE: April 8, 2005	By: /s/F. Michael Johnson
F. Michael Johnson
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
99.1	Press Release issued by the Registrant on April 7, 2005.